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                                                                 EXHIBIT 23(d)



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-56655) of Cardinal Health, Inc of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation, included in the Annual Report (Form 10-K/A) of Cardinal Health, Inc. for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

San Diego, California
August 10, 1998